Exhibit 10.1

                           PRIMARY RESELLER AGREEMENT
                             (DEVICE REGISTRATIONS)
                                 (THE AMERICAS)

THIS AGREEMENT is made and effective as of the 30th day of December 2006,

BETWEEN:
                         MIDNET, INC.
                         a Delaware Corporation with an office at Suite 300 - 1055 West Hastings Street
                         Vancouver, B.C. V6E 2E9

                         ("MIDNET")

AND:
                         FUNDAMENTAL STRATEGIES INC.
                         a California corporation
                         with an office at 27084 Old Chimney Road
                         Malibu, California 90265

                         ("RESELLER ")

WHEREAS:

A. MidNet provides device fingerprinting services (the "MIDNET SERVICES") to it's clients through or related to The Middle Network ("TMN");

B. MidNet desires to establish a primary Reseller to promote and sell the MidNet services in the Americas;

C. Reseller provides sales and marketing services (the "RESELLER SERVICES") in the Americas;

D. MidNet desires for Reseller to market and sell MidNet Services in the Americas;
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NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties covenant and agree with each other as follows:

1. DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS

          In this agreement unless the context otherwise requires:

          "AGREEMENT" means this agreement;

          "ASSIGNMENT" means the transference of this Agreement by Reseller to a third party acceptable to MidNet;

          "AUTHENTICATED" means a device that can be authenticated with its Fingerprint that has been Registered by TMN;

          "CONFIDENTIAL INFORMATION" means all information which one of the Parties will have access to or come into possession of which is confidential and proprietary to the other Party and which is either declared to be confidential or proprietary in nature and includes, but is not limited to , the terms and pricing for the Products and Services, all information contained on or accessible through the Partner Portal, as defined hereafter, any information disclosed by any third party which the third party is obligated to treat as confidential or proprietary to one of the Parties hereto, trade secrets, know-how, processes, standards, product specifications, marketing plans and techniques, cost and financial pricing figures, all client or customer information (including without limitation their names, financial information, address or telephone number), all systems software applications, all software/systems source and object code, data, documentation, program files, flow charts, and all operational procedures;

          "DEVICE" means all (i) personal computers utilizing Microsoft Corporation's operating systems, (ii) personal computers utilizing Apple operating systems, (iii) personal computers utilizing Unix operating systems, (iv) personal computers utilizing Linux operating systems and (v) videophones utilizing embedded operating systems;

          "FINGERPRINTED" means a device that has been identified by its unique characteristics through TMN;

          "PARTY" means either Reseller or MidNet as is appropriate in context and "PARTIES" means both or either of Reseller and MidNet as is appropriate in context;

          "REGION" means the territory of the Americas (North and South America) covered by the Agreement;

          "REGISTERED" means a device that can be Authenticated as it has been Fingerprinted and Registered with TMN;

          "REGISTRATION" means the act of registering a Device with TMN;

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          "THE MIDDLE NETWORK" or "TMN" means the network environment controlled by MidNet to Fingerprint, Authenticate and Register devices, and to transfer data in support of application services.

     1.2. HEADINGS

          The division of this Agreement into articles, sections, and/or subsections and the provision of headings for all or any of them are for convenience of reference only and shall not affect the interpretation of this Agreement.

     1.3. USAGE

          In this Agreement, unless there is something in the subject matter or context inconsistent therewith:

          (a) words importing the singular shall include the plural and vice versa; and

          (b) words importing gender shall include masculine, feminine and neuter genders.

     1.4. GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of California.

2. RELATIONSHIP OF THE PARTIES

     2.1. NOT A PARTNERSHIP

          This Agreement does not and shall not be construed to create a partnership, joint venture, agency or any other business relationship which would authorize either Party to act on behalf of the other or in the name of the other. Each of the Parties is and will remain completely independent of the other.

3. RESPONSIBILITIES OF THE PARTIES

     3.1. DEVICE REGISTRATION RESELLER RIGHTS

          3.1.1. Reseller has the right to sell up to six (6) million Device Registrations at a price not to exceed $4 USD per Registered Device;

          3.1.2. Reseller will pay to MidNet $2 USD per Registered Device;

          3.1.3. Reseller will pay to MidNet in advance for each Registered Device;

          3.1.4. Reseller will pay to MidNet one hundred thousand USD ($100,000
                 USD) for the right to resell Device Registrations for TMN;

          3.1.5. Reseller will have the right to resell Device Registrations in the Region (in the Americas);

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          3.1.6. MidNet may sell directly to any client in the Region without compensating Reseller prior to payment being received by MidNet as specified in Item 3.1.4;

          3.1.7. In the event that MidNet sells directly to any client in the Region, or permits another reseller to sell directly to a client in the Region allocated to Reseller, after receiving payment as specified in Item 3.1.4, then MidNet will compensate Reseller at the rate of 10% of the selling price per Device Registration so sold within Reseller's region.

     3.2. RESELLER QUOTAS

          Once MidNet has approved the production version of the Uniloc Software used to Fingerprint, Authenticate, and Register Devices through TMN, the Reseller must meet the following quotas in order to retain the rights specified in Item 3.1.

          3.2.1. Within the first ninety (90) days 500,000 Authenticated and Registered Devices;

          3.2.2. Within the second ninety (90) days 500,000 Authenticated and Registered Devices;

          3.2.3. Within the third ninety (90) days 500,000 Authenticated and Registered Devices;

          3.2.4. Within the fourth ninety (90) days 500,000 Authenticated and Registered Devices;

          3.2.5. Within the fifth ninety (90) days 1,000,000 Authenticated and Registered Devices;

          3.2.6. Within the sixth ninety (90) days 1,000,000 Authenticated and Registered Devices;

          3.2.7. Within the seventh ninety (90) days 1,000,000 Authenticated and Registered;

          3.2.8. Within the eighth ninety (90) days 1,000,000 Authenticated and Registered Devices.

     3.3. RESELLER TERMS

          Reseller will sell according to the terms specified by MidNet.

4. USE OF NAME

Neither Party will use the name of the other in any news release, public announcement, advertisement or other form of publicity, without the prior consent of the other Party.

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5. TERM AND TERMINATION

     5.1. TERM OF THE AGREEMENT

          The term of this agreement shall be three (3) years from the date of signing.

     5.2. TERMINATION FOR DEFAULT

          Either Party may terminate this Agreement, effective immediately, if the other commits a material breach of it, commits any material fraudulent act in performing any of its obligations or makes any material misrepresentation to the other or commits an act of malfeasance or misfeasance in the performance of its or his duties or is unable or unwilling to perform its obligations and duties under this Agreement which circumstances will include, but not be limited to:

          (a) if a receiver, trustee in bankruptcy or similar officer is appointed to take charge of any of its assets; or

          (b)  if it files for relief under any applicable bankruptcy laws.

     5.3. TERMINATION FOR NON-PAYMENT

          This Agreement will terminate immediately in the event that full payment has not been received by MidNet within forty-five (45) days after MidNet has approved the production version of the Uniloc Software used to Fingerprint, Authenticate, and Register Devices through TMN.

     5.4. TERMINATION FOR NON-PERFORMANCE

          This Agreement will terminate immediately in the event that the quotas itemized in Item 3.2 are not met.

6. CONFIDENTIALITY

     6.1. CONFIDENTIAL INFORMATION

          Each of the Parties acknowledges that in the course of their relationship pursuant to this Agreement, each (the "RECEIVING PARTY") will have access to or come into possession of Confidential Information of the other Party (the "DISCLOSING PARTY"), and that the disclosure of such Confidential Information to third parties or to the general public would be detrimental to the best interests and business of the Disclosing Party.

     6.2. EXCEPTIONS TO CONFIDENTIAL INFORMATION

          Notwithstanding the definition of Confidential Information and the provisions of section 6.1, "Confidential Information" does not include information or data, which the Receiving Party can prove, is:

          (a)  publicly known at the time of disclosure;

          (b) already known by the Receiving Party at the time it receives the information;

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          (c)  provided to the Receiving Party by a third party that is not under obligation to keep such information confidential; or

          (d) independently developed by the Receiving Party without use of any Confidential Information of the Disclosing Party.

     6.3. LIMITATIONS ON USE

          The Receiving Party will not, during the term of this Agreement or at any time thereafter:

          (a)  disclose any Confidential Information to any person;

          (b) use or exploit, directly or indirectly, the Confidential Information for any purpose other than the proper purposes of the Disclosing Party; or

          (c) disclose for any purpose, other than those of the Disclosing Party, the private affairs of the Disclosing Party or any other information which the Receiving Party may acquire during the term of the Agreement with respect to the business and affairs of the Disclosing Party, whether acquired in the course of carrying out the Agreement or incidentally.

     6.4. REQUIRED DISCLOSURE

          Notwithstanding the foregoing, the Receiving Party will be entitled to disclose Confidential Information if required by law provided that the Receiving Party will promptly notify the Disclosing Party, consult with the Disclosing Party and cooperate with the Disclosing Party in an attempt to enjoin, to resist or narrow such disclosure or to obtain an order or other assurance that such information will be accorded confidential treatment.

     6.5. SURVIVAL OF CONFIDENTIALITY

          All covenants of confidentiality herein shall survive the Term of this Agreement by three (3) additional years counting from the date of termination of this Agreement.

7. MISCELLANEOUS

     7.1. NO WAIVER

          The failure by either Party to enforce or take advantage of any of the provisions of this Agreement shall not constitute nor be construed as a waiver of such provisions or of the right subsequently to enforce or take advantage of each and every such provision.

     7.2. DISPUTES

          The Parties will attempt to settle any claim or controversy relating to this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then a mutually acceptable mediator, chosen by the Parties within forty-five
          (45) days after written notice from one of the parties to the other, demanding mediation, will mediate the dispute. Neither party may unreasonably withhold consent to the selection of a mediator. The

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          Parties will share the costs of the mediation equally and each shall bear its own costs. Any dispute which the parties cannot resolve between themselves through negotiation or mediation within ninety (90) days after the date of the initial demand for mediation may then be submitted to the courts for final resolution. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if:

          (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful; or

          (b) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others.

     7.3. NOTICES

          Any formal notice between the Parties hereto will be in writing and may be delivered by any method, including email, provided receipt is acknowledge by the receiving party or it may be either personally delivered or sent by facsimile or by registered mail to the appropriate party at the address noted for that party on the first page of this Agreement, or such other address as may be designated by a party in a written notice sent to the other party in accordance with this paragraph. Any notice or other communication sent by registered mail will be effective seven calendar days from the day that it was sent, or if by any other method in accordance with this paragraph, the day following its receipt.

     7.4. ASSIGNMENT

          7.4.1. Reseller may assign this Agreement to a third party acceptable to MidNet

8. GENERAL

     8.1. ENTIRE AGREEMENT

          This Agreement and all documents contemplated by or delivered under or in connection with this Agreement constitute the entire Agreement between the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral, express or implied, statutory or otherwise.

     8.2. AMENDMENT

          No amendment, supplement, or restatement or termination of any provision of this Agreement is binding upon the Parties hereto unless it is in writing and signed by an authorized representative of each Party to this Agreement at the time of the amendment, supplement, restatement or termination.

     8.3. SEVERABILITY

          If any provision or any portion of any provision of this Agreement shall be held unlawful or unenforceable, the balance of such provision and all other provisions hereof shall nonetheless in all respects

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          remain binding and effective and shall be construed in full force and effect to the extent lawfully permissible.

     8.4. TIME OF ESSENCE

          Time is of the essence in the performance of the terms and conditions of this Agreement.

     8.5. ENUREMENT

          This Agreement enures to the benefit of and binds the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

     8.6. COUNTERPART SIGNATURE AND FACSIMILE DELIVERY

          This Agreement may be executed in two or more counterparts and may be delivered by facsimile, each of which will be deemed to be an original and all of which will constitute one agreement, effective as of the Effective Date.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives:

FUNDAMENTAL STRATEGIES, INC                 MIDNET, INC.


Per: /s/ David B. Haines                    Per: /s/ Tilo Kunz
    ---------------------------------           --------------------------------
    Authorized Signatory                    Authorized Signatory


    David B. Haines                         Tilo Kunz
    ---------------------------------       ------------------------------------

Title: president / CEO                      Title: president / CEO
      -------------------------------             ------------------------------

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